Exhibit 24.18
TRIAD SYSTEMS CORPORATION
POWER OF ATTORNEY
     Each person whose signature appears below authorizes each of Greg Petersen and Christopher Speltz as his or her attorney in fact and agent,
     (i) with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) relating to an offer to exchange 9 1/2% Senior Subordinated Notes due 2016 of Activant Solutions Inc. (the “Notes”), related to the Notes; and
     (ii) with full power of substitution and resubstitution, to file the same, with all the exhibits thereto, as contemplated under the Registration Rights Agreement, dated as of May 2, 2006, among Lone Star Merger Corp., Activant Solutions Holdings Inc., Activant Solutions Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc. and the Guarantors named therein, and any amendments including post-effective amendments thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate; and
     (iii) with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.
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          IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of the 19th day of October 2006.

Triad Systems Corporation
By:	/s/ Greg Petersen
	Name:	Greg Petersen
	Title:	President

/s/ Greg Petersen
	Name:	Greg Petersen
	Title:	President (Principal Executive Officer) and Director

/s/ Christopher Speltz
	Name:	Christopher Speltz
	Title:	Executive Vice President, Assistant Secretary (Principal Financial Officer and Principal Accounting Officer) and Director